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Majesco Reaches Agreements to Settle Securities Litigation

EDISON, NJ, October 18, 2007 — Majesco Entertainment Company (NASDAQ: COOL), an innovative provider of video games and digital entertainment products for the mass market, announced it has reached agreements to settle certain litigations pending in the United States District Court, District of New Jersey: a securities class action brought on behalf of a purported class of purchasers of Majesco securities, a private securities action filed by Trinad Capital Master Fund, Ltd., and a second action filed by Trinad purportedly on behalf of the company.

As part of the settlement process, Majesco denied it acted improperly and stated it was settling these matters in order to eliminate the uncertainty, expense and distraction of further protracted litigation.

Under the terms of the settlement agreement in the securities class action, which is subject to notice to the shareholder class and court approval, Majesco’s insurance carrier will make a cash payment and the company will contribute shares of its common stock with a market value of approximately $2.5 million. The shares will be distributed to the settlement class if and when the court grants final approval to the settlement and the settlement becomes effective. As previously announced, in its second quarter ended April 30, 2007, the company recorded a $2.5 million charge for the settlement, representing the expected value of the securities to be paid to the plaintiffs. Plaintiffs’ attorney fees will be paid from the settlement amount.

The settlement of the private securities claim in the action brought by Trinad on its own behalf provides that Majesco’s insurance carrier will make a cash payment to Trinad, subject to final approval of the class action settlement by the Court.

The settlement agreement in the action filed by Trinad, purportedly on behalf of the company, will not result in a payment to the company. Plaintiff’s attorneys will not receive any fees in connection with the settlement. As a result of the filing of this lawsuit by Trinad, Majesco has taken actions which it and Trinad believe will benefit Majesco shareholders and address some of the issues raised in the lawsuit. This settlement is also subject to notice to the company’s shareholders and to court approval.

The company believes it is in its best interest to resolve these claims, in order to enable management to focus all of its efforts on executing its strategy and creating greater value for shareholders.

About Majesco Entertainment Company

Headquartered in Edison, NJ, with an international office based in Bristol, UK, Majesco Entertainment Company (NASDAQ: COOL) is an innovative provider of video games and digital entertainment products for the mass market, with a focus on publishing video games for leading portable systems and the Wii™ console. Product highlights include Nancy Drew™, Cooking Mama 2: Dinner with Friends and Zoo Hospital™ for the Nintendo DS™ and Cooking Mama:

Cook Off for the Wii™ console. More information about Majesco can be found online at www.majescoentertainment.com.

Safe Harbor

Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “may,” “will,” “intend,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negatives thereof or other comparable terminology. The Company’s actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors. These factors include but are not limited to, the demand for our products; our ability to complete and release our products in a timely fashion; competitive factors in the businesses in which we compete; continued consumer acceptance of our products and the gaming platforms on which our products operate; fulfillment of orders preliminarily made by customers; adverse changes in the securities markets and the availability of and costs associated with sources of liquidity. The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.